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                         AMENDED AND RESTATED BYLAWS OF

                       SAFEGUARD HEALTH ENTERPRISES, INC.

                            EFFECTIVE APRIL 12, 2001

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
                           AMENDED AND RESTATED BYLAWS

                                       OF

                       SAFEGUARD HEALTH ENTERPRISES, INC.


                                TABLE OF CONTENTS

                                                              PAGE
                                                              ----


Article 1  Offices . . . . . . . . . . . . . . . . . . . . .   1
     1.1      Registered Office and Agent. . . . . . . . . .   1
     1.2      Other Offices. . . . . . . . . . . . . . . . .   1
Article 2  Shareholders. . . . . . . . . . . . . . . . . . .   1
     2.1      Place and Manner of Meetings.. . . . . . . . .   1
     2.2      Annual Meeting.. . . . . . . . . . . . . . . .   1
     2.3      Voting List. . . . . . . . . . . . . . . . . .   1
     2.4      Special Meetings.. . . . . . . . . . . . . . .   2
     2.5      Notice.. . . . . . . . . . . . . . . . . . . .   2
     2.6      Quorum.. . . . . . . . . . . . . . . . . . . .   2
     2.7      Majority Vote; Withdrawal of Quorum. . . . . .   2
     2.8      Method of Voting.. . . . . . . . . . . . . . .   2
     2.9      Presiding Officer and Conduct of Meetings. . .   3
     2.10     Record Date; Closing Transfer Books. . . . . .   3
     2.11     Action Without Meeting.. . . . . . . . . . . .   3
Article 3  Directors . . . . . . . . . . . . . . . . . . . .   3
     3.1      Management.. . . . . . . . . . . . . . . . . .   3
     3.2      Number; Qualification; Election; Term. . . . .   3
     3.3      Chairman.. . . . . . . . . . . . . . . . . . .   4
     3.4      Change in Number.. . . . . . . . . . . . . . .   4
     3.5      Removal. . . . . . . . . . . . . . . . . . . .   4
     3.6      Vacancies. . . . . . . . . . . . . . . . . . .   4
     3.7      Election of Directors. . . . . . . . . . . . .   4
     3.8      Place and Manner of Meetings.. . . . . . . . .   4
     3.9      First Meeting. . . . . . . . . . . . . . . . .   4

     3.10     Regular Meetings.. . . . . . . . . . . . . . .   5
     3.11     Special Meetings.. . . . . . . . . . . . . . .   5
     3.12     Action Without Meeting.. . . . . . . . . . . .   5
     3.13     Quorum; Majority Vote. . . . . . . . . . . . .   5
     3.14     Compensation.. . . . . . . . . . . . . . . . .   5
     3.15     Procedure. . . . . . . . . . . . . . . . . . .   5
Article 4  Committees. . . . . . . . . . . . . . . . . . . .   5
     4.1      Designation. . . . . . . . . . . . . . . . . .   5
     4.2      Procedure. . . . . . . . . . . . . . . . . . .   6
     4.3      Removal. . . . . . . . . . . . . . . . . . . .   6
Article 5  Notice. . . . . . . . . . . . . . . . . . . . . .   6
     5.1      Method.. . . . . . . . . . . . . . . . . . . .   6
     5.2      Waiver.. . . . . . . . . . . . . . . . . . . .   6
Article 6  Officers. . . . . . . . . . . . . . . . . . . . .   6
     6.1      Number.. . . . . . . . . . . . . . . . . . . .   6
     6.2      Election.. . . . . . . . . . . . . . . . . . .   6
     6.3      Other Officers.. . . . . . . . . . . . . . . .   6
     6.4      Term.. . . . . . . . . . . . . . . . . . . . .   7
     6.5      Removal. . . . . . . . . . . . . . . . . . . .   7
     6.6      Vacancies. . . . . . . . . . . . . . . . . . .   7
     6.7      Compensation.. . . . . . . . . . . . . . . . .   7
     6.8      Chairman of the Board. . . . . . . . . . . . .   7
     6.9      Chief Executive Officer. . . . . . . . . . . .   7
     6.10     Vice Chairman of the Board.. . . . . . . . . .   7
     6.11     President. . . . . . . . . . . . . . . . . . .   7
     6.12     Chief Operating Officer. . . . . . . . . . . .   7
     6.13     Vice Presidents. . . . . . . . . . . . . . . .   8
     6.14     Secretary. . . . . . . . . . . . . . . . . . .   8
     6.15     Chief Financial Officer/Treasurer. . . . . . .   8
     6.16     Assistant Officers.. . . . . . . . . . . . . .   8
     6.17     When Duties of an Officer May be Delegated.. .   8
     6.18     Officers Holding Two (2) or More Offices.. . .   8
     6.19     Filling of Offices.. . . . . . . . . . . . . .   8

Article 7  Certificates, Shareholders and Stock Plans. . . .   8
     7.1      Certificates.. . . . . . . . . . . . . . . . .   8
     7.2      Replacement of Lost or Destroyed Certificates.   9
     7.3      Transfer of Shares.. . . . . . . . . . . . . .   9
     7.4      Registered Shareholders. . . . . . . . . . . .   9
     7.5      Stock Option Plans.. . . . . . . . . . . . . .   9
Article 8  Indemnification . . . . . . . . . . . . . . . . .   9
     8.1      Indemnification. . . . . . . . . . . . . . . .   9
Article 9  General Provisions. . . . . . . . . . . . . . . .  11
     9.1      Dividends and Reserves.. . . . . . . . . . . .  11
     9.2      Directors' Right of Inspection.. . . . . . . .  11
     9.3      Books and Records. . . . . . . . . . . . . . .  11
     9.4      Checks and Notes.. . . . . . . . . . . . . . .  11
     9.5      Securities of Other Corporations.. . . . . . .  11
     9.6      Fiscal Year. . . . . . . . . . . . . . . . . .  12
     9.7      Seal.. . . . . . . . . . . . . . . . . . . . .  12
     9.8      Resignation. . . . . . . . . . . . . . . . . .  12
     9.9      Amendment of Bylaws. . . . . . . . . . . . . .  12
     9.10     Table of Contents; Headings. . . . . . . . . .  12
     9.11     Construction.. . . . . . . . . . . . . . . . .  12

                           AMENDED AND RESTATED BYLAWS

                                       OF

                       SAFEGUARD HEALTH ENTERPRISES, INC.

                                    ARTICLE 1

                                     OFFICES

     1.1 REGISTERED OFFICE AND AGENT. The registered office and registered agent of SafeGuard Health Enterprises, Inc. (the "Corporation") shall be as designated with the Secretary of State of the State of Delaware, as it may be changed from time to time.

     1.2     OTHER OFFICES.  The Corporation may also have offices at such other
             -------------
places both within and without the State of Delaware, as the board of directors may from time to time determine, or as the business of the Corporation may require.

                                    ARTICLE 2

                                  SHAREHOLDERS

     2.1     PLACE  AND  MANNER  OF  MEETINGS.  All meetings of the shareholders
             ---------------------------------
shall be held at such time and place, within or without the State of Delaware, as determined by the Board of Directors and shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof. Shareholders may participate in such meetings by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting as provided herein shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

     2.2     ANNUAL  MEETING.  An  annual  meeting  of the shareholders shall be
             ----------------
held during the month of May at such time as shall be designated from time to time by the board of directors and stated in the notice of the meeting, at which time the shareholders shall elect a board of directors, and transact such other business as may properly be brought before the meeting.

     2.3     VOTING  LIST.  At  least  ten  (10)  days  before  each  meeting of
             -------------
shareholders a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, with the address of each and the number of voting shares held by each, shall be prepared by the officer or agent having charge of the stock transfer books. Such list, for a period of ten (10) days prior to the meeting, shall be kept on file at a place within the city where the meeting is to be held and shall be subject to inspection by any shareholder for any purpose germane to the meeting, at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting during the whole time thereof, and shall be subject to the inspection of any shareholder who may be present.

     2.4     SPECIAL  MEETINGS.  Special  meetings  of the shareholders, for any
             ------------------
purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, or by these bylaws, may be called by a majority of the board of directors properly authorized, or the holders of not less than twenty percent (20%) of all the shares entitled to vote at the meetings. Business transacted at all special meetings shall be confined to the objects stated in the notice of the meeting.

     2.5     NOTICE.  Except  as  otherwise  provided  or  permitted by statute,
             -------
written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting either personally or by mail, by or at the direction of the board of directors to each shareholder of record entitled to vote at the meeting, provided that such notice may be waived as provided in
Section 5.2 of these bylaws. If mailed, such notice shall be deemed to be delivered when deposited in the mail addressed to the shareholder at his address as it appears on the records of the Corporation, with postage thereon prepaid.

     2.6     QUORUM.  The  holders  of  a  majority  of  the  shares  issued and
             -------
outstanding and entitled to vote thereat, present in person or represented by proxy shall be requisite and shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by statute, by the certificate of incorporation or by these bylaws. If a quorum is not present or represented at a meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

     2.7     MAJORITY  VOTE;  WITHDRAWAL OF QUORUM.  When a quorum is present at
             --------------------------------------
any meeting, the vote of the holders of a majority of the shares having voting power, present in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the statutes or of the certificate of incorporation, or of these bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

     2.8     METHOD  OF  VOTING.  Each  outstanding  share, regardless of class,
             -------------------
shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, except to the extent that the voting rights of the shares of any class or classes are limited or denied by the Corporation's Certificate of Incorporation. At any meeting of the shareholders each shareholder having the right to vote may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact and being otherwise valid under Delaware law. Each proxy shall be revocable unless expressly provided therein to be irrevocable and unless otherwise made irrevocable by law. Each proxy shall be filed with the secretary of the Corporation prior to or at the time of the meeting. Voting for directors shall be in accordance with Section
3.7  of  these  bylaws.

     2.9     PRESIDING  OFFICER  AND  CONDUCT  OF MEETINGS.  The chairman of the
             ----------------------------------------------
board of directors shall preside at all meetings of the shareholders and shall automatically serve as chairman of such meetings. In the absence of the chairman of the board of directors, then the president, chief executive officer, or vice chairman, if any, of the Corporation shall preside at the meetings of the shareholders and shall automatically be the chairman of such meeting, unless and until a different person is elected by a majority of the shares entitled to vote at such meeting. The secretary, or in the absence of the secretary, a person designated by the chairman of the board, shall act as secretary of the meeting.

     2.10     RECORD  DATE;  CLOSING TRANSFER BOOKS.  The board of directors may
              --------------------------------------
fix in advance a record date for the purpose of determining shareholders entitled to notice of or to vote at a meeting of the shareholders, the record date to be not less than ten (10) nor more than sixty (60) days prior to said meeting (but in any event not prior to the date upon which the resolution fixing the record date is adopted by the board of directors); or the board of directors may close the stock transfer books for such purpose for a period of not less than ten (10) nor more than sixty (60) days prior to such meeting. In the absence of any action by the board of directors, the record date for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which the notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. The board of directors may also fix, as provided or permitted by statute, a record date for purposes of determining shareholders entitled to consent to an action in writing without a meeting. If no record date has been fixed by the board of directors, the record date for determining shareholders entitled to consent to an action in writing without a meeting shall be determined as provided by statute.

     2.11     ACTION  WITHOUT  MEETING.  No  action  shall  be  taken  by  the
              -------------------------
shareholders except at an annual or special meeting of shareholders. No action shall be taken by shareholders by written consent.


                                    ARTICLE 3

                                    DIRECTORS

     3.1     MANAGEMENT.  The  business  and affairs of the Corporation shall be
             -----------
managed by the board of directors who may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Corporation's Certificate of Incorporation or by these bylaws directed or required to be exercised or done by the shareholders.

     3.2     NUMBER;  QUALIFICATION;  ELECTION;  TERM.  The  board  of directors
             -----------------------------------------
shall consist of not less than three (3) nor more than seven (7) directors, none of whom shall be required to be shareholders of the Corporation or residents of the State of Delaware. Within the limits specified in these bylaws and the Corporation's Certificate of Incorporation, the number of directors shall be determined by resolution of the board of directors. The term of each director shall be for one (1) year, or until his successor is elected and qualified or until his death, resignation or removal.

     3.3     CHAIRMAN.  The  board  of  directors  shall  at their first regular
             ---------
meeting elect one (1) of their number to act as chairman of the board. It shall be the duty of the chairman of the board to preside over all meetings of shareholders and directors. The chairman of the board shall hold this office until the next regular meeting of the directors or until his successor is elected and qualified.

     3.4     CHANGE  IN  NUMBER.  The  number  of  directors may be increased or
             -------------------
decreased from time to time as provided for in these bylaws, however, any bylaw amendment adopted by the board of directors increasing or reducing the authorized number of directors, shall require a resolution adopted by the affirmative vote of not less than seventy-five percent (75%) of the directors, and any amendment to these bylaws shall not have the effect of shortening the term of any incumbent director. Any directorship to be filled by reason of an increase in the number of directors may be filled by a majority of the directors then in office to serve until the next meeting of shareholders at which directors are elected or may be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose.

     3.5     REMOVAL.  At  any  meeting  of  the  shareholders,  any director or
             --------
directors may be removed from office, without assignment of any reason therefore, by a majority vote of the shares or class of shares, as the case may be, which elected the director or directors to be removed if notice of intention to act upon such matter shall have been given in the notice calling such meeting. Failure to elect directors to fill the unexpired term of the director so removed shall be deemed to create a vacancy or vacancies in the board of directors.

     3.6     VACANCIES.  Any  vacancy  occurring  in  the board of directors, by
             ----------
death, resignation, retirement, removal, increase in the number of directors or otherwise, may be filled by an affirmative vote of a majority of the directors representing the shares or class of shares, as the case may be, then in office, though less than a quorum of the board of directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

     3.7     ELECTION  OF  DIRECTORS.  Directors  shall  be elected by plurality
             ------------------------
vote. Cumulative voting shall not be permitted, unless required by law that may be applicable to the Corporation.

     3.8     PLACE  AND MANNER OF MEETINGS.  Meetings of the board of directors,
             ------------------------------
regular or special, may be held either within or without the State of Delaware. Members of the board of directors may participate in such meetings by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and participation in a meeting as provided herein shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. The secretary, or in the absence of the secretary, a person designated by the chairman of the meeting, shall act as secretary of the meeting.

     3.9     FIRST  MEETING.  The  first meeting of each newly elected board may
             ---------------
be held without further notice immediately following the annual meeting of shareholders, and at the same place.

     3.10     REGULAR  MEETINGS.  Regular meetings of the board of directors may
              ------------------
be held without notice at such time and place as shall from time to time be determined by the board.

     3.11     SPECIAL  MEETINGS.  Special meetings of the board of directors may
              ------------------
be called by the chairman of the board, by the chief executive officer, or a majority of the board of directors on at least two (2) business days' notice to each director, unless the notice is given by regular mail in which case five (5) days' written notice shall be required. Notices may be delivered personally or as otherwise allowed by Section 5.1 of these bylaws. Except as otherwise expressly provided by statute, or by the Corporation's Certificate of Incorporation, or by these bylaws, neither the business to be transacted at, nor the purpose of, any special meeting need be specified in a notice or waiver of notice.

     3.12     ACTION  WITHOUT  MEETING.  Any  action  required  by statute to be
              -------------------------
taken at a meeting of the board of directors, or any action which may be taken at a meeting of the board of directors, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all the members of the board of directors. Such consent shall have the same force and effect as a unanimous vote at a meeting.

     3.13     QUORUM;  MAJORITY VOTE.  At all meetings of the board of directors
              -----------------------
a majority of the number of directors fixed by these bylaws shall constitute a quorum for the transaction of business unless a greater number is required by law or by the Corporation's Certificate of Incorporation. The act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the board of directors unless the act of a greater number is required by statute, by the certificate of incorporation or by these bylaws. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

     3.14     COMPENSATION.  By  resolution  of  the  board  of  directors,  the
              -------------
directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefore. Members of a special or standing committees may, by resolution of the board of directors, be allowed like compensation for attending committee meetings.

     3.15     PROCEDURE.  The  board  of directors shall keep regular minutes of
              ----------
its proceedings. The minutes shall be placed in the minute book of the Corporation.

                                    ARTICLE 4

                                   COMMITTEES

     4.1     DESIGNATION.  The  board  of  directors  may, from time to time, by
             ------------
resolution adopted by a majority of the whole board, designate other committees to consist of two (2) or more of the directors of the Corporation, which shall have such powers and the members of which shall hold office for such periods as the board of directors in its sole and absolute discretion may determine.

     4.2     PROCEDURE.  Any  committee so designated shall keep regular minutes
             ----------
of  its proceedings and report the same to the board of directors when required.

     4.3     REMOVAL.  Any members of any committee so designated may be removed
             --------
by the board of directors by the affirmative vote of a majority of the whole board, whenever in its judgment the best interests of the Corporation will be served thereby.

                                    ARTICLE 5

                                     NOTICE

     5.1     METHOD.  Whenever  by  statute  or the Corporation's Certificate of
             -------
Incorporation or these bylaws, notice is required to be given to any shareholder or director, and no provision is made as to how the notice shall be given, it shall not be construed to mean personal notice, but any such notice may be given in writing, postage prepaid, addressed to the director or shareholder at the address appearing on the books of the Corporation, or in any other method permitted by law. Any notice required or permitted to be given by mail shall be deemed given at the time when the same is thus deposited in the mails. Notice to directors may also be given by personal telephone call to the director, by overnight delivery by a nationally recognized overnight courier service, with such notice to be deemed given when delivered to the courier service addressed to the director at his address appearing on the books of the Corporation and with the courier's delivery charges prepaid or provided for by the Corporation, or by transmitting such notice by facsimile to the director at his facsimile number on the books of the Corporation, with such notice to be deemed given when such facsimile transmission is completed.

     5.2     WAIVER.  Whenever,  by  statute or the Corporation's Certificate of
             -------
Incorporation or these bylaws, notice is required to be given to any shareholder or director, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated in such notice, shall be equivalent to the giving of such notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except where the person attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business on the grounds that the meeting is not lawfully called or convened.

                                    ARTICLE 6

                                    OFFICERS

     6.1     NUMBER.  Subject  to  Section  6.3, the officers of the Corporation
             -------
may consist of a chairman of the board of directors, a chief executive officer, a president, a chief operating officer, one or more vice presidents, a secretary and a chief financial officer/treasurer, each of whom shall be elected by the board of directors.

     6.2     ELECTION.  The  board of directors, at its first meeting after each
             ---------
annual meeting of shareholders, shall choose each of the officers designated in these bylaws. None of whom need be a member of the board, a shareholder, or a resident of Delaware.

     6.3     OTHER  OFFICERS.  The  board of directors may elect or appoint such
             ----------------
other officers and agents as it shall deem necessary, who shall be appointed for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board of directors.

     6.4     TERM.  Each  officer of the Corporation shall hold office until his
             -----
successor is chosen and qualified in his stead or until his death or until his resignation or removal from office.

     6.5     REMOVAL.  The president or any other officer of the Corporation may
             --------
be removed by the board of directors whenever in its judgment the best interests of the Corporation will be served thereby but such removal shall be without prejudice to the contract rights, if any, held by such individual. Any other employee of the Corporation may be removed by the president whenever in his judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any vacancy created by the removal of an officer or agent elected by the board of directors and removed by the board of directors or the president shall be filled by the board of directors. Election or appointment of an officer or agent or member of a committee shall not of itself create contract rights.

     6.6     VACANCIES.  Any  vacancy  in  any  office  because  of  death,
             ----------
resignation, removal or otherwise, may be filled by the board of directors for the unexpired portion of the term.

     6.7     COMPENSATION.  The  compensation  of  all  the  officers and agents
             -------------
shall be fixed by a compensation committee of the board of directors to be designated by the board of directors from time to time pursuant to Section 4.1 of these bylaws, subject to such directives as may be prescribed from time to time by the board of directors.

     6.8     CHAIRMAN  OF  THE  BOARD.  The  chairman  of the board of directors
             -------------------------
shall preside at all meetings of the board of directors. He shall have such other duties as may be from time to time assigned to him by the board of directors. The chairman of the board of directors need not be an employee of the Corporation.

     6.9     CHIEF  EXECUTIVE  OFFICER.  The  chief  executive  officer  shall,
             --------------------------
subject to the power and authority of the board of directors, have over all supervision, direction and control of the business and affairs of the Corporation. In addition to the above duties, he shall have such other duties as may from time to time be assigned to him by the board of directors.

     6.10     VICE  CHAIRMAN  OF THE BOARD.  In the absence or disability of the
              -----------------------------
chairman of the board, the vice chairman of the board of directors, if any, shall perform all the duties of the chairman of the board of directors and when so acting, shall have all of the powers and duties as may be assigned to him from time to time by the board of directors or prescribed by these bylaws.

     6.11     PRESIDENT.  The  president  shall  have  the  general supervision,
              ----------
direction and control of the business and the officers of the corporation. He shall also perform such other duties as may be assigned to him from time to time by the board of directors or the chief executive officer.

     6.12     CHIEF  OPERATING  OFFICER.  The  chief  operating  officer  shall,
              -------------------------
subject to the direction of the chief executive officer, have general charge and supervision of the operating elements of the Corporation. He shall also perform such other duties as may be assigned to him from time to time by the chief executive officer or the board of directors.

     6.13     VICE  PRESIDENTS.  Executive  vice  presidents,  senior  vice
              -----------------
presidents and vice presidents of the Corporation shall perform such duties as may be assigned to them from time to time by the chief executive officer, the president or the chief operating officer.

     6.14     SECRETARY. The secretary shall keep the minutes of the meetings of
              ----------
the shareholders, the board of directors and all board of directors committee meetings. He shall be the custodian of the corporate seal and shall affix it to all documents which he is authorized by law or the board of directors to sign and seal. He also shall perform such other duties as may be assigned to him from time to time by the chief executive officer or the board of directors.

     6.15     CHIEF  FINANCIAL  OFFICER/TREASURER.  The  chief  financial
              ------------------------------------
officer/treasurer shall be the principle financial officer of the corporation. He shall be responsible to the chief executive officer for the management and supervision of all financial matters and to provide for the financial growth and stability of the Corporation. He shall also perform such additional duties as may be assigned to him from time to time by the chief executive officer or the board of directors.

     6.16     ASSISTANT  OFFICERS.  The  chief executive officer may appoint one
              --------------------
or more assistant secretaries, and such other assistant officers as the business of the Corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as may be specified from time to time by the chief executive officer.

     6.17     WHEN  DUTIES  OF  AN OFFICER MAY BE DELEGATED.  In the case of the
              ----------------------------------------------
absence or disability of an officer of the Corporation or for any other reason that may seem sufficient to the chief executive officer or the board of directors, an officer's duties and powers may be delegated to any other officer of the Corporation.

     6.18     OFFICERS  HOLDING  TWO  (2)  OR MORE OFFICES.  The same person may
              ---------------------------------------------
hold any two or more of the above-mentioned offices. However, no officer shall execute, acknowledge or verify any instrument in more than one capacity, if such instrument is required by law, by the Corporation's Certificate of Incorporation or by these bylaws, to be executed, acknowledged or verified by any two (2) or more officers.

     6.19     FILLING  OF OFFICES.  The board of directors shall not be required
              --------------------
to fill the offices of vice chairman of the board of directors, chief operating officer, or vice president, assistant secretary, and assistant treasurer, or to name any committee until, in the opinion of the board of directors, there is a need for such offices, committees, or any of them, to be filled.

                                    ARTICLE 7

                   CERTIFICATES, SHAREHOLDERS AND STOCK PLANS

     7.1     CERTIFICATES.  Certificates  in the form determined by the board of
             -------------
directors shall be delivered representing all shares to which shareholders are entitled. Such certificates shall be consecutively numbered, and shall be entered in the books of the Corporation as they are issued. Each certificate shall state on the face thereof the holder's name, the number and class of shares, the par value of shares or a statement that such shares are without par value, and such other matters as may be required by the laws of the State of Delaware. They shall be signed by the president or a vice-president and the secretary or assistant secretary, and may be sealed with the seal of the Corporation or a facsimile thereof. If any certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation or an employee of the Corporation, the signature of such officer may be a facsimile. In the event any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

     7.2     REPLACEMENT  OF  LOST  OR  DESTROYED  CERTIFICATES.  The  board  of
             ---------------------------------------------------
directors may direct a new certificate representing shares to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost or destroyed upon the making of an affidavit of that fact by the person claiming the certificate to be lost or destroyed. When authorizing such issue of a new certificate, the board of directors, in its discretion and as a condition precedent to the issuance thereof, may prescribe such terms and conditions as it deems expedient, and may require such indemnities as it deems adequate, to protect the Corporation from any claim that may be made against it with respect to any such certificate alleged to have been lost or destroyed.

     7.3     TRANSFER  OF SHARES.  Shares of stock shall be transferable only on
             --------------------
the books of the Corporation by the holder thereof in person or by his duly authorized attorney. Upon surrender, to the Corporation or its transfer agent, of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Corporation or its transfer agent shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

     7.4     REGISTERED  SHAREHOLDERS.  The  Corporation  shall  be  entitled to
             -------------------------
treat the holder of record of any share or shares of stock as the holder in fact thereof, and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it has express or other notice thereof, except as otherwise provided by law.

     7.5     STOCK  OPTION  PLANS.  The  Corporation  may  adopt and carry out a
             ---------------------
stock option plan or agreement providing for the issue and sale, for such consideration as may be fixed, of its unissued shares, or of issued shares acquired or to be acquired, to one (1) or more of the employees of the Corporation or of a subsidiary or to a trustee on their behalf and for the payment for such shares in installments or at one time, and may provide for aiding any such persons in paying for such shares by compensation for services rendered, promissory notes or otherwise.

                                    ARTICLE 8

                                 INDEMNIFICATION

     8.1     INDEMNIFICATION.  The  Corporation  shall  indemnify any person who
             ----------------
was, is, or is threatened to be made a part to a proceeding (as hereinafter defined) by reason of the fact that he (i) is or was a director or officer of the Corporation or (ii) while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, to the fullest extent permitted under the Delaware General Corporation Law, as the same exists or may hereafter be amended. Such right shall be a contract right and as such shall run to the benefit of any director or officer who is elected and accepts the position of director or officer of the Corporation or elects to continue to serve as a director or officer of the Corporation while this Article 8 is in effect. Any repeal or amendment of this Article 8 shall be prospective only and shall not limit the rights of any such director or officer or the obligations of the Corporation with respect to any claim arising from or related to the services of such director or officer in any of the foregoing capacities prior to any such repeal or amendment to this Article 8. Such right shall include the right to be paid by the Corporation expenses incurred in defending any such proceeding in advance of its final disposition to the maximum extent permitted under the Delaware General Corporation Law, as the same exists or may hereafter be amended. If a claim for indemnification or advancement of expenses hereunder is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and if successful in whole or in part, the claimant shall also be entitled to be paid the expenses of prosecuting such claim. It shall be a defense to any such action that such indemnification or advancement of costs of defense are not permitted under the Delaware General Corporation Law, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation, including its board of directors or any committee thereof, independent legal counsel, or shareholders, to have made its determination prior to the commencement of such action that indemnification of, or advancement of costs of defense to, the claimant is permissible in the circumstances nor an actual determination by the Corporation, including its board of directors or any committee thereof, independent legal counsel, or shareholders, that such indemnification or advancement is not permissible shall be a defense to the action or create a presumption that such indemnification or advancement is not permissible. In the event of the death of any person having a right of indemnification under the foregoing provisions, such right shall inure to the benefit of his or her heirs, executors, administrators, and personal representatives. The rights conferred above shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, bylaw, resolution of shareholders or directors, agreement or otherwise.

     The Corporation may additionally indemnify any employee or agent of the Corporation to the fullest extent permitted by law.

     As used herein, the term "proceeding" means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such an action, suit or proceeding, and any inquiry or investigation that could lead to such an action, suit or proceeding.

                                    ARTICLE 9

                               GENERAL PROVISIONS

     9.1     DIVIDENDS  AND  RESERVES.
             -------------------------

          9.1.1     DECLARATION  AND  PAYMENT.  Subject  to  statute  and  the
                    --------------------------
Corporation's Certificate of Incorporation, dividends may be declared by the board of directors at any regular or special meeting and may be paid in cash, in property, or in shares of the Corporation. The declaration and payment shall be at the discretion of the board of directors.

          9.1.2     RECORD  DATE.  The  board  of directors may fix in advance a
                    -------------
record date for the purpose of determining shareholders entitled to receive payment of any dividend, such record date to be not more than sixty (60) days prior to the payment date of such dividend. In the absence of any action by the board of directors, the date upon which the board of directors adopts the resolution declaring the dividend shall be the record date.

          9.1.3     RESERVES.  By  resolution  the board of directors may create
                    ---------
such reserve or reserves out of the earned surplus of the Corporation as the directors from time to time, in their discretion, think proper to provide for contingencies, or to equalize dividends, or to repair or maintain any property of the Corporation, or for any other purpose they think beneficial to the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

     9.2     DIRECTORS'  RIGHT  OF  INSPECTION.  Every  director  shall have the
             ----------------------------------
right at any reasonable time to inspect and copy all books, records and documents of every kind and to inspect the physical properties of the Corporation and/or its subsidiary corporations for a purpose reasonably related to his position as a director as may be determined by the remaining directors. Such inspection may be made in person or by agent or attorney and the right of inspection includes the right to copy and make extracts.

     9.3     BOOKS AND RECORDS.  The Corporation shall keep correct and complete
             ------------------
books and records of account and shall keep minutes of the proceedings of its shareholders and board of directors, and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of the shares held by each.

     9.4     CHECKS AND NOTES.  All checks or demands for money and notes of the
             -----------------
Corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

     9.5     SECURITIES  OF  OTHER  CORPORATIONS.  The  chief  executive officer
             ------------------------------------
shall have the power and authority to transfer, endorse for transfer, vote, consent, or take any other action with respect to any securities of another issuer held or owned by the Corporation, and to make, execute and deliver any waiver, proxy or consent with respect to any such security, subject to any directions by the board of directors. The chief executive officer, however, may appoint some other person or persons to vote such shares, in which case such person shall be entitled to vote such shares upon the production of a certified copy of such resolution.

     9.6     FISCAL  YEAR.  The fiscal year of the Corporation shall be fixed by
             -------------
resolution  of  the  board  of  directors.

     9.7     SEAL.  The  corporate seal shall have inscribed thereon the name of
             -----
the Corporation and shall be in such form as the board of directors may prescribe. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced otherwise.

     9.8     RESIGNATION.  Any  director,  officer or agent may resign by giving
             ------------
written notice to the chief executive officer or the secretary. The resignation shall take effect at the time specified therein. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     9.9     AMENDMENT  OF  BYLAWS.  The board of directors shall have the power
             ----------------------
to make, alter, amend or repeal these bylaws at any meeting at which a quorum is present by an affirmative vote of the directors present at such meeting voting so as to conform to the requirements of the Corporation's Certificate of Incorporation, provided notice of the proposed repeal, alteration or amendment is contained in the notice of such meeting.

     9.10     TABLE  OF  CONTENTS; HEADINGS.  The table of contents and headings
              -----------------------------
used in these bylaws have been inserted for convenience only and do not constitute matter to be construed in interpretation.

     9.11     CONSTRUCTION.  Whenever  the  context  so  requires, the masculine
              -------------
shall include the feminine and neuter, and the singular shall include the plural, and conversely. If any portion of these bylaws shall be invalid or inoperative, then, so far as is reasonable and possible:

     (a) The remainder of these bylaws shall be considered valid and operative; and

     (b) Effect shall be given to the intent manifested by the portion held invalid or inoperative.

The undersigned president and secretary of the Corporation hereby certify that the foregoing Amended and Restated Bylaws were unanimously adopted by the Board of Directors of the Corporation on the 12th day of April, 2001, to witness which they have hereunto affixed their signatures.


/s/ James E. Buncher                       /s/  Ronald  I.  Brendzel
-------------------------------------      -------------------------------------
JAMES E. BUNCHER                           RONALD  I.  BRENDZEL
President and Chief Executive Officer      Senior Vice President and Secretary